                                  SCHEDULE 14C
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                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                                     (as permitted by
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[ ] Definitive information statement


                               ING PARTNERS, INC.

                (Name of Registrant as Specified in Its Charter)



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

                               ING PARTNERS, INC.
                              151 FARMINGTON AVENUE
                           HARTFORD, CONNECTICUT 06156

                           NOTICE TO THE SHAREHOLDERS
                                       OF
                THE ING JPMORGAN FLEMING INTERNATIONAL PORTFOLIO
             (FORMERLY ING SCUDDER INTERNATIONAL GROWTH PORTFOLIO)
                                       OF
                               ING PARTNERS, INC.

                                 JANUARY __, 2003

         This Notice is being furnished in connection with the change in the sub-adviser of the ING JPMorgan Fleming International Portfolio (the "Portfolio") of ING Partners, Inc. (the "Fund") that took place in December 2002. As explained in more detail below, the Board of Directors of the Fund (the "Board") approved a change to the sub-advisory services provided to the Portfolio as well as a corresponding change to the Portfolio's name. Specifically, the sub-advisory agreement between ING Life Insurance and Annuity Company ("ILIAC" or the "Adviser"), the Fund's investment adviser, and Deutsche Asset Management Investment Services Limited ("DeAMIS") was terminated by the Board and a new sub-adviser was selected. J.P. Morgan Fleming Asset
Management (London) Ltd. ("JP Morgan Fleming") began providing investment sub-advisory services to the Portfolio effective December 16, 2002. A corresponding change to the name of the Portfolio from ING Scudder International Growth Portfolio to ING JP Morgan Fleming International Portfolio also became effective December 16, 2002.

         The Fund has obtained an exemption from the Securities and Exchange Commission that permits the Adviser for the Fund's various Portfolios to change sub-advisers for a Portfolio and enter into new sub-advisory agreements without obtaining shareholder approval of the changes. Any such changes must be approved by a majority of the disinterested Directors and, as a condition of such exemption, the Adviser must furnish shareholders of the affected portfolio with certain information about the change and the new sub-adviser. This Notice is intended to comply with that condition. The cost of preparation of this Notice is being paid by the Adviser. The Fund and the Adviser are each covering a portion of the cost of printing and mailing this Notice. This Notice will be mailed on or about January 20, 2003.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Annual Report of the Fund (the "Report"), including audited financial statements for the fiscal year ended December 31, 2001, was sent to shareholders on March 1, 2002. The Semi-Annual Report of the Fund, including unaudited semi-annual financial statements for the period ended June 30, 2002, has also been previously sent to shareholders. The Fund will furnish an additional copy of the Report, as well as the Semi-Annual Report, to a shareholder upon request, without charge, by writing to the Fund at the following address: ING Partners, Inc., 151 Farmington Avenue, Hartford, Connecticut 06156-1277 or by calling 1-800-262-3862. The Annual Report of the Fund, including audited financial statements for the fiscal year ended December 31, 2002 will be sent to shareholders on or before March 1, 2003.

         As of December 13, 2002, the following number of shares of common stock of the Portfolio were outstanding:

         Initial Class:  _______________
         Service Class:  ______________
         Adviser Class:  ______________

         The Fund serves as an underlying mutual fund for variable annuity contracts and variable life insurance policies issued by life insurance companies ("variable contracts") to individuals, as well as sponsors of group pension and retirement plans. Shares of the Fund are also offered directly to the trustees and custodians of certain qualified retirement plans. Accordingly, the record owners of the Fund's shares are the insurance company depositors of separate accounts used to fund variable contracts, as well as the trustees and custodians of certain qualified retirement plans. This Notice is being sent on behalf of these record owners to the variable contract owners, plan sponsors and in some cases their plan participants that have an interest in the Portfolio.

         To the knowledge of the Fund, the following entities owned of record, or were beneficial owners of, 5% or more of the outstanding shares of a class of the Portfolio as of December 13, 2002:

         Initial Class:

         Service Class:

         Adviser Class:

         As of December 13, 2002, no Director of the Fund owned any shares of the Portfolio.

         ILIAC is a Connecticut insurance corporation with its principal offices at 151 Farmington Avenue, Hartford, Connecticut 06156, and is registered with the Securities and Exchange Commission ("SEC") as an investment adviser. ILIAC serves as both the investment adviser and administrator for every portfolio of the Fund. As of September 30, 2002, the Adviser managed over $2.1 billion in registered investment company assets. ILIAC is an indirect, wholly owned subsidiary of ING Groep N.V., ("ING") a global financial institution active in the fields of insurance, banking and asset management. ING's address is Strawinskylaan 2631, 1077 ZZ Amsterdam, P.O. Box 810, 1000 AV Amsterdam, Netherlands.

         Until December 13, 2002, Deutsche Asset Management Investment Services Limited ("DeAMIS"), One Appold Street, London EC2A 2UU, England, served as sub-adviser to the Portfolio under a sub-advisory agreement with ILIAC, and, subject to the supervision and control of ILIAC and the Directors determined the securities to be purchased for and sold from the Portfolio.

         Since December 16, 2002, J.P. Morgan Fleming Asset Management (London) Ltd. ("JP Morgan Fleming"), 20 Finsbury Street, London, EC27 9AQ, United Kingdom, has served as sub-adviser to the Portfolio under a sub-advisory agreement with ILIAC, and, subject to the supervision and control of ILIAC and the Board determined the securities to be purchased for and sold from the Portfolio.

         ING Financial Advisers, LLC, 151 Farmington Avenue, Hartford, Connecticut 06156, a subsidiary of ILIAC and an indirect, wholly owned subsidiary of ING, serves as principal underwriter for the continuous offering of shares of the Portfolio.

                       NEW SUB-ADVISORY AGREEMENT BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
               J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LTD.

BACKGROUND

         Since the Fund commenced operations on November 28, 1997, ILIAC has served as investment adviser to the Fund pursuant to an Investment Advisory Agreement with the Fund. The Investment Advisory Agreement for the Fund provides, among other things, that in carrying out its responsibility to supervise and manage all aspects of the Portfolio's operations, the Adviser may engage, subject to the approval of the Board and, where required, the shareholders of the Portfolio, a sub-adviser to provide advisory services in relation to the Portfolio. The Adviser may delegate to the sub-adviser the duty, among other things, to formulate and implement the Portfolio's investment program, including the duty to determine what issuers and securities will be purchased and sold for the Portfolio.

         In accordance with the provision for delegation of authority in the Investment Advisory Agreement, the Adviser entered into a sub-advisory agreement with DeAMIS (the "Former Sub-Advisory Agreement") with respect to the Portfolio effective May 24, 2002, pursuant to which those sub-advisory duties were delegated by the Adviser to DeAMIS through November 30, 2002. Because the Fund and the Adviser were granted exemptive relief by the SEC in connection with changes to sub-advisers, the Former Sub-Advisory Agreement was not subject to shareholder approval.

         Prior to May 24, 2002, Deutsche Investment Management Americas, Inc. ("DIMA") formerly, Zurich Scudder Investments, Inc. ("Zurich") had served as the Portfolio's subadviser from the commencement of the Portfolio's operations in 1997 through May 23, 2002. The predecessor agreements have been approved annually by the Board, including a majority of the Directors who are not "interested persons" of the Fund (as defined under the Investment Company Act) (the "Independent Directors"), since the Portfolio's inception. The Former Sub-Advisory Agreement was most recently renewed at a Special Board meeting on November 6, 2002, to be effective as of December 1, 2002.

         The Board has established an Investment Review Committee (the "Committee") to review the investment aspects of each portfolio relative to its peer group and applicable benchmark. The Committee is comprised of representatives of the Adviser and three Independent Directors. The principal investment aspects of a portfolio that are considered by the Committee include portfolio performance, investment risk levels, risk-adjusted performance, adherence to its stated investment objective and consistency with its investment style. At the Committee meeting held on August 8, 2002, the Committee was presented with a comparison of the Portfolio's absolute and relative performance with that of its peer group. Among other things, the Committee discussed that DeAMIS had undergone significant management and organizational changes in the last year brought about by the recent Deutsche Bank acquisition of Zurich followed by significant changes to its management personnel. The Adviser explained to the Committee that its research indicated that the JP Morgan Fleming Global Portfolios Group had achieved consistent performance in managing funds similar to the Portfolio. In addition, the Adviser expressed its belief that there may be a better risk-return profile with the JP Morgan Fleming Global Portfolios Group managing the Portfolio than if the Portfolio retained DeAMIS as its sub-adviser. At the conclusion of the August 8, 2002 meeting, the Committee concluded that they would recommend to the full Board the change in the sub-adviser to the Portfolio from DeAMIS to JPMorgan Fleming.

         At the August 9, 2002 Board meeting, the Board received a proposal from the Adviser and a recommendation from the Committee to engage JP Morgan Fleming to provide sub-advisory services to the Portfolio in the place of DeAMIS. In connection with the recommendation, the Adviser proposed to enter into a new sub-advisory agreement with JP Morgan Fleming (the "New Sub-Advisory Agreement"). In support of its recommendation to engage JP Morgan Fleming as sub-adviser to the Portfolio, the Adviser informed the Board of its belief that appointment of JP Morgan Fleming as sub-adviser would facilitate the formulation and execution of an investment program for the Portfolio that would be in the best interests of the Portfolio's shareholders. At the meeting, the Board, including a majority of Independent Directors, unanimously approved the New Sub-Advisory Agreement and authorized the preparation and distribution of this Notice. In connection with the sub-advisory change, the Board also approved a corresponding change to the name of the Portfolio.

         The New Sub-Advisory Agreement was subsequently executed by ILIAC and JP Morgan Fleming effective as of December 16, 2002. As described in more detail below, the terms and conditions of the New Sub-Advisory Agreement are generally similar in all material respects with those of the Former Sub-advisory agreement, except for the name of the sub-adviser, the effective date, the name of the Portfolio, the fee schedule and certain termination notice provisions. The New Sub-Advisory Agreement is attached hereto as Exhibit A.

THE FORMER SUB-ADVISORY AGREEMENT

         Under the terms of the Former Sub-Advisory Agreement, DeAMIS agreed to furnish the Adviser with investment advisory services in connection with a continuous investment program for the Portfolio which is to be managed in accordance with its investment objective, investment policies and restrictions of the Portfolio as set forth in the Fund's Prospectus and Statement of Additional Information. Subject to the supervision and control of the Adviser, which was in turn subject to the supervision and control of the Board, DeAMIS, in its discretion, determined and selected the securities to be purchased for and sold from the Portfolio and placed orders with and gave instructions to brokers, dealers and others to cause such transactions to be executed.

         Under the terms of the Former Sub-Advisory Agreement, in the absence of willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the Former Sub-Advisory Agreement DeAMIS would not be liable to the Fund or its shareholders or to the Adviser for any act or omission resulting in any loss suffered by the Fund, the Portfolio or the Portfolio's shareholders in connection with any service provided under the Former Sub-Advisory Agreement.

         FEES. The Adviser was responsible for payment of compensation to DeAMIS under the Former Sub-Advisory Agreement. Compensation for the services provided under the Former Sub-Advisory Agreement was computed at and paid to DeAMIS at an annual rate equal to the following percentages:

                  .75% on the first $20 million in assets
                  .65% on the next $15 million in assets
                  .50% on the next $65 million in assets
                  .40% on the next $200 million in assets
                  .30% on assets over $300 million

For its fee, DeAMIS agreed to furnish at its expense all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties under the Former Sub-Advisory Agreement.

         TERM AND TERMINATION. The Former Sub-Advisory Agreement provided that it would remain in effect for one year from the date of the agreement unless earlier terminated under the provisions of Section 13 of the Agreement, and was renewable annually thereafter by specific approval of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined under the Investment Company Act). In either event, such renewal was also required to be approved by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such renewal.

         The Former Sub-Advisory Agreement could be terminated at any time without penalty by a vote of the Board or by vote of a majority of outstanding voting securities of the Portfolio upon 10 days' written notice to the Adviser and would automatically terminate in the event of its "assignment" by either party (as defined under the Investment Company Act) or upon termination of the Prior Investment Advisory Agreement. The Former Sub-Advisory Agreement could be terminated without penalty by either party upon 60 days written notice. The Former Sub-Advisory Agreement could also be terminated by the Adviser upon material breach by DeAMIS of any of the representations and warranties, if such breach shall not have been cured within a 20-day period after notice of such breach, or if DeAMIS became unable to discharge its duties and obligations under the Former Sub-Advisory Agreement.

         The Former Sub-Advisory Agreement was terminated by a vote of the Board as of the close of business on December 13, 2002. DeAMIS's compensation under the Former Sub-Advisory Agreement was prorated to the date of termination.

         As of September 30, 2002, DeAMIS managed assets totaling $6.3 billion.

THE NEW SUB-ADVISORY AGREEMENT

         The terms and conditions of the New Sub-Advisory Agreement are generally the same in all material respects to those of the Former Sub-Advisory Agreement, with the exception of (1) the identity of the service provider, (2) the effective date, (3) the name of the Portfolio, (4) the fee rate and (5) certain termination notice provisions.

         NAME OF THE PORTFOLIO. The New Sub-Advisory Agreement reflects a change in the name of the Portfolio that corresponds with the sub-advisory change. The name of the Portfolio changed from ING Scudder International Growth Portfolio to ING JP Morgan Fleming International Portfolio effective December 16, 2002.

         FEES. As compensation for the services rendered under the New Sub-Advisory Agreement, the Adviser, and not the Fund or the Portfolio, pays JP Morgan Fleming a fee at an annual rate equal to the following percentages:

                  .60% on the first $100 million in assets
                  .40% on the next  $200 million in assets
                  .35% on the next $200 million in assets
                  .30% on all assets over $500 million

In computing the fee to be paid to JP Morgan Fleming, the assets of the Portfolio will be aggregated with the assets of the other affiliated portfolio's following JP Morgan Fleming's EAFE PLUS investment strategy after January 1, 2003.

         Like the Former Sub-Advisory Agreement, for its fee, JP Morgan Fleming agreed to furnish at its expense all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties under the New Sub-Advisory Agreement. If the New Sub-Advisory Agreement is terminated, the payment will be prorated to the date of termination.

         The fee paid by ILIAC to DIMA and DeAMIS for services rendered with respect to the Portfolio for the period from January 1, 2002 to December 13, 2002 was $1,403,303. If the New Sub-Advisory Agreement had been in effect during this period, the fee paid by ILIAC to JP Morgan Fleming for services rendered with respect to the Portfolio would have been $1,447,625. This amount represents a 3.16% increase over the amount paid by ILIAC to DIMA and DeAMIS during that time frame. Since ILIAC pays the sub-advisory fee out of its advisory fee, the increase will not alter the Portfolio's expenses paid by the shareholders or otherwise impact the Portfolio's expense ratio.

         TERM AND TERMINATION. The New Sub-Advisory Agreement became effective as of December 16, 2002, and will remain in effect through December 16, 2004, unless earlier terminated under the provisions of Section 13 of the Agreement. Like the Former Sub-advisory Agreement following the expiration of its initial term, the New Sub-Advisory Agreement is annually renewable by specific approval of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined under the Investment Company Act). In either event, such renewal is also required to be approved by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such renewal.

         The New Sub-Advisory Agreement can be terminated at any time without penalty by a vote of the Board or by vote of a majority of outstanding voting securities of the Portfolio upon 60 days' written notice to the sub-adviser and would automatically terminate in the event of its "assignment" by either party (as defined under the Investment Company Act) or upon termination of the Current Investment Advisory Agreement. The New Sub-Advisory Agreement could be terminated without penalty by the Adviser upon 120 days written notice and by JP Morgan Fleming upon 90 days written notice. Like the Former Sub-Advisory Agreement, the New Sub-Advisory Agreement could also be terminated by the Adviser upon material breach by JP Morgan Fleming of any of the representations and warranties, if such breach shall not have been cured within a 20-day period after notice of such breach, or if JP Morgan Fleming became unable to discharge its duties and obligations under its Agreement.

         As discussed in more detail below, the Board and the Adviser believe that the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders because of the high quality of the services expected to be provided under the New Sub-Advisory Agreement.

INFORMATION CONCERNING THE NEW SUB-ADVISER

         The principal business address of JP Morgan Fleming is, 20 Finsbury Street, London, EC2Y 9AQ, United Kingdom. JP Morgan Fleming is a wholly owned subsidiary of J.P. Morgan Chase & Co., which is a global financial services firm with over 200 years of history in the U.S. and global financial arena. J.P. Morgan Chase & Co. offers services in asset management, investment banking, private banking, private equity, custody and transaction services, retail and middle market financial services and e-finance. JP Morgan Fleming's Global Portfolios Group consists of twenty-five investment professionals based in London. As of June 30, 2002, JP Morgan Fleming and its affiliated companies had approximately $493 billion in assets under management.

         JP Morgan Fleming Asset Management is the marketing name for the asset management business of J.P. Morgan Chase & Co. and its subsidiaries worldwide. JP Morgan Fleming Asset Management is headquartered at 522 Fifth Avenue, New York, New York 10036, and is a part of J.P. Morgan Chase & Co., located at 270 Park Avenue, New York, New York 10017. JP Morgan Fleming is a corporation organized under the laws of the United Kingdom and has been registered with the SEC as an investment adviser since 1994.

         Under the new subadvisory arrangement, the Portfolio's manager is Peter Harrison, a managing director and head of JP Morgan Fleming's Global Portfolios Group. An employee of JP Morgan Fleming since 1996, Mr. Harrison was previously head of UK specialist funds and in January 1998 became head of the Global Portfolios Group. Prior to joining JP Morgan Fleming, Mr. Harrison spent five years as a portfolio manager at Newton Investment Management, where he was responsible for balanced and specialist briefs. Prior to that, Mr. Harrison worked for three years as an analyst at Schroder Investment Management.

         The names and principal occupations of each director and principal executive officer of JP Morgan Fleming are set forth in the table below.

-------------------------------- -----------------------------------------------
Mark Barry Ewart White           President, Chief Executive Officer and Director
-------------------------------- -----------------------------------------------
Roy Kinnear                      Director
-------------------------------- -----------------------------------------------
Paul Bateman                     Director
-------------------------------- -----------------------------------------------
Martin Roy Porter                Chief Investment Officer
-------------------------------- -----------------------------------------------
Catherine Jane Tedder            Compliance Officer
-------------------------------- -----------------------------------------------

         The principal business address of each director and principal executive officer, as it relates to his or her duties at JP Morgan Fleming, is 20 Finsbury Street, London, EC2Y 9AQ, United Kingdom. No Directors or officers of the Fund are employees, officers, directors or shareholders of JP Morgan Fleming or its parent company.

         As of September 30, 2002, JP Morgan Fleming acted as sub-adviser to various other registered investment company accounts following the JP Morgan Fleming EAFE Plus Strategy, which has an investment objective and program similar to that of the Portfolio (collectively, the "Comparable JP Morgan Fleming Funds"). For each Comparable JP Morgan Fleming Fund, the following chart lists the net assets as of September 30, 2002, as well as the current sub-advisory fee rate payable to JP Morgan Fleming.

Name of                    Total Net Assets
Comparable Fund                (in millions)         Advisory Fee Rate
---------------                -------------         ------------------

GCG - International            $6.8                  0.6% on first $50 million
Enhanced EAFE Series                                 0.55% on balance

Accessor International         $58                   0.40%
Equity Fund


EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT BY THE BOARD OF DIRECTORS

         At an in person meeting of the Board held on August 9, 2002, the Independent Directors unanimously approved the New Sub-Advisory Agreement.

         In evaluating the New Sub-Advisory Agreement, the Board received information and reviewed materials furnished by the Adviser, including information about DeAMIS's operations and management of the Portfolio and JP Morgan Fleming's operations and anticipated management of the Portfolio. Consideration was given to the fact that the fee rate payable by the Adviser under the New Sub-Advisory Agreement would be higher than the fee rates under the Former Sub-Advisory Agreement. Consideration also was given to the fact that the investment advisory fees payable by the Portfolio would remain the same and that the Portfolio's shareholders would not pay any additional fees as a result of the change in the sub-advisers.

         Consideration was given to the Adviser's report to the Board regarding the Adviser's expectations as to the nature and quality of advisory services to be provided by JP Morgan Fleming, the experience and qualifications of Mr. Harrison and his portfolio management team. The Board also considered that the terms of the New Sub-Advisory Agreement would remain materially the same as those of the Former Sub-advisory Agreement, except as discussed above.

         Based on the Board's review and their evaluation of the materials they received, and in consideration of all factors deemed relevant to them, the Board determined that the Adviser's engagement of JP Morgan Fleming as sub-adviser to the Portfolio likely would offer the Portfolio access to highly effective management and advisory services and capabilities. The Board concluded further that the terms of the New Sub-Advisory Agreement, including the fees contemplated thereby, are fair and reasonable and in the best interests of the Portfolio and its shareholders.

                                    EXHIBIT A

                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
               J. P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LTD.

INVESTMENT SUBADVISORY AGREEMENT, made as of the 16 day of December, 2002, between ING Life Insurance and Annuity Company (the "Adviser"), an insurance corporation organized and existing under the laws of the State of Connecticut, and J.P. Morgan Fleming Asset Management (London) Ltd. ("Subadviser"), a corporation organized and existing under the laws of England.

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of May, 2002 ("Advisory Agreement") with ING Partners, Inc. ("Company"), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, the Company is and will continue to be a series fund having two or more investment portfolios, each with its own assets, investment objectives, policies and restrictions; and

WHEREAS, the Company shareholders are and will be (1) separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies,
(2) qualified pension and retirement plans outside the separate account context, and (3) the investment adviser of certain affiliated open-end management investment companies registered under the 1940 Act or any of the Adviser's affiliates; and

WHEREAS, the Subadviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

WHEREAS, the Company's Board of Directors (the "Board") and the Adviser desire to retain the Subadviser as subadviser for the ING JPMorgan Fleming International Portfolio (the "Portfolio"), to furnish certain investment advisory services to the Adviser and the Company and the Subadviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints the Subadviser as its investment Subadviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. DUTIES OF THE SUBADVISER

   A. INVESTMENT SUBADVISORY SERVICES. Subject to the supervision of the Board and the Adviser, the Subadviser shall act as the investment Subadviser and shall supervise and direct the investments of the Portfolio in accordance with its investment objective, policies, and restrictions as provided in the Company's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as the Company may institute and to which the Subadviser agrees. The Subadviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and individual securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Portfolio in a manner consistent with each Portfolio's investment objective, policies, and restrictions, and in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended ("Code"). To implement its duties, the Subadviser is hereby authorized to:

     (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets on behalf of each Portfolio; and

     (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Subadviser may select.

   B. SUBADVISER UNDERTAKINGS. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with the Company's Articles of Incorporation, By-Laws, and current Prospectus and with the written instructions and directions of the Board and the Adviser to which the Subadviser has agreed. The Subadviser hereby agrees to:

     (i) regularly (but no less frequently than quarterly) report to the Board and the Adviser (in such form as the Adviser and Subadviser mutually agree) with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Board or the Adviser and agreed to by the Subadviser, including attendance at Board meetings, as reasonably requested, to present such information and reports to the Board;

     (ii) consult with the Company's pricing agent regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may be deemed illiquid for purposes of the 1940 Act and for which market quotations are not readily available;

     (iii) Provide, subject to any obligations or undertakings reasonably necessary to maintain the confidentiality of the Subadviser's non-public information, any and all information, records and supporting documentation about the composite of accounts and the funds the Subadviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Subadviser in managing the Portfolio which may be reasonably necessary, under applicable laws, to allow the Company or its agent to present historical performance information concerning the Subadviser's similarly managed accounts and funds, for inclusion in the Company's Prospectus and any other reports and materials prepared by the Company or its agent, in accordance with regulatory requirements or as requested by applicable federal or state regulatory authorities.

     (iv) establish appropriate personnel contacts with the Adviser and the Company's Administrator in order to provide the Adviser and Administrator with information as reasonably requested by the Adviser or Administrator; and

     (v) execute account documentation, agreements, contracts and other documents as the Adviser shall be requested by brokers, dealers, counterparties and other persons to execute in connection with the Adviser's management of the assets of the Portfolio, provided that the Subadviser receives the express agreement and consent of the Adviser and/or the Board to execute such documentation, agreements, contracts and other documents. In such respect, and only for this limited purpose, the Subadviser shall act as the Adviser and/or the Portfolio's agent and attorney-in-fact.

   C. The Subadviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment required for it to faithfully and fully perform its duties and obligations under this Agreement.

   D. The Subadviser shall not be responsible for any of the following expenses of the Company or its Portfolio:

     (i) Expenses of all audits by the Company's independent public accountants;

     (ii) Expenses of the Company's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

     (iii) Expenses of the Company's custodial services, including recordkeeping services provided by the custodian;

     (iv) Expenses of obtaining quotations for calculating the value of the Portfolio's net assets;

     (v)    Expenses of obtaining Portfolio activity reports;

     (vi)   Expenses of maintaining the Portfolio's tax records;

     (vii) Salaries and other compensation of any of the Company's executive officers and employees;

     (viii) Taxes, if any, levied against the Company or any of its series;

     (ix) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolio;

     (x) Costs, including the interest expenses, of borrowing money for the Portfolio;

     (xi) Costs and/or fees incident to meetings of the Company's shareholders, the preparation and mailings of prospectuses and reports of the Company to its shareholders, the filing of reports and regulatory bodies, the maintenance of the Company's existence, and the registration of shares with federal and state securities or insurance authorities;

     (xii) The Company's legal fees, including the legal fees related to the registration and continued qualification of the Company's shares for sale;

     (xiii) Costs of printing stock certificates, if any, representing Shares of the Fund;

     (xiv)  Directors' fees and expenses of directors of the Company;

     (xv) The Company's or the Portfolio's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

     (xvi)  The Company's association membership dues, if any;

     (xvii) Extraordinary expenses of the Company as may arise, including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Company to indemnify its directors, officers, employees, shareholders, distributors, and agents with respect thereto; and

     (xviii)The Company's organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

   E. The Subadviser will select brokers and dealers to effect all Portfolio transactions subject to the conditions set forth herein. The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolio or its nominees, the Subadviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Subject to the foregoing, the Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board and the Adviser and described in the current Prospectus as amended from time to time.

              Subject to the appropriate policies and procedures approved by the Adviser and the Board, the Subadviser may, to the extent authorized by
Section 28(e) of the Securities Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Subadviser, an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by said Section 28(e) and the appropriate policies and procedures approved by Adviser and the Board, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the best execution available, the Subadviser may also consider sales of shares of the Portfolio as a factor in the selection of brokers and dealers.

   F. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients of the Subadviser or any of its affiliates, the Subadviser to the extent permitted by applicable laws and regulations, and subject to the Adviser's approval of the Subadviser's trade aggregation and allocation procedures as outlined in the Subadviser's Form ADV, Part II, may, but shall be under no obligation to, aggregate the orders for securities to be purchased or sold. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients. The Adviser recognizes that, in some cases, the Subadviser's allocation procedure may limit the size of the position that may be acquired or sold for the Portfolio and that not aggregating trades for the Portfolio with trades for other clients of the Subadviser and its affiliates could adversely affect the price paid or received by the Portfolio.

   G. With respect to the provision of services by the Subadviser hereunder, the Subadviser will maintain all accounts, books and records with respect to each Portfolio as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules under both statutes.

   H. The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Portfolio, and does not have access to all of the Company's books and records necessary to perform certain compliance testing. However, to the extent that the Subadviser has agreed to perform the services specified in this Agreement, the Subadviser shall perform compliance testing with respect to the Portfolio based upon information in its possession and upon information and written instructions received from the Adviser or the Administrator and shall not be held in breach of this Agreement so long as it performs in accordance with such information and instructions. The Adviser or Administrator shall promptly provide the Subadviser with copies of the Company's Articles of Incorporation, By-Laws, current Prospectus and any written policies or procedures adopted by the Board applicable to the Portfolio and any amendments or revisions thereto.

   I. Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of a Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested. The Adviser shall furnish the Subadviser with any further documents, materials or information that the Subadviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

   J. Subadviser hereby authorizes Adviser during the term of this Agreement to use Subadviser's or any of its affiliates' names and any applicable trademarks or logos supplied to the Company by the Subadviser in the Company's Prospectus, as well as in any advertisement or sales literature used by the Adviser or its agents to promote the Company and/or to provide information to shareholders of the Portfolio.

   During the term of this Agreement, the Adviser shall furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Company or the public, which refer to the Subadviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Subadviser reasonably objects within five business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Subadviser or its clients in any way are consistent with the prospectus and those materials previously approved by the Subadviser.

   3. COMPENSATION OF SUBADVISER. The Adviser will pay the Subadviser, with respect to each Portfolio, the compensation specified in Appendix A to this Agreement. t. Payments shall be made to the Subadviser on the second day of each month. Compensation for any partial period shall be pro-rated based on the length of the period.

4. LIABILITY OF SUBADVISER. Neither the Subadviser nor any of its directors, officers, employees or agents shall be liable to the Adviser or the Company for any loss or expense suffered by the Adviser or the Company resulting from its acts or omissions as Subadviser to the Portfolio, except for losses or expenses to the Adviser or the Company resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Subadviser's duties under this Agreement. Neither the Subadviser nor any of its agents shall be liable to the Adviser or the Company for any loss or expense suffered as a consequence of any action or inaction of other service providers to the Company in failing to observe the instructions of the Adviser, provided such action or inaction of such other service providers to the Company is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Subadviser under this Agreement.

5.     INDEMNIFICATION.

   A. The Adviser agrees to indemnify and hold harmless the Subadviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses),("Losses") howsoever arising, from or in connection with this Agreement or the performance by the Subadviser of its duties hereunder; provided, however, that nothing contained herein shall require that the Subadviser be indemnified for Losses resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Subadviser's duties under this Agreement.

   B. The Subadviser agrees to indemnify and hold harmless the Adviser from and against any and all Losses resulting from the Subadviser's willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Subadviser's duties under this Agreement.

6. NON-EXCLUSIVITY. The services of the Subadviser to the Portfolio and the Company are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

7. ADVISER OVERSIGHT AND COOPERATION WITH REGULATORS. The Adviser and Subadviser shall cooperate with each other in providing records, reports and other materials to regulatory and administrative bodies having proper jurisdiction over the Company, the Adviser and the Subadviser, in connection with the services provided pursuant to this Agreement; provided, however, that this agreement to cooperate does not apply to the provision of information, reports and other materials which either the Subadviser or Adviser reasonably believes the regulatory or administrative body does not have the authority to request or which is privileged or confidential information of the Subadviser or Adviser.

8. RECORDS. The records relating to the services provided under this Agreement required to be established and maintained by an investment adviser under applicable law or those required by the Adviser or the Board of Directors for the Subadviser to prepare and provide shall be the property of the Company and shall be under its control; however, the Company shall permit the Subadviser to retain such records (either in original or in duplicate form) as it shall reasonably require. In the event of the termination of this Agreement, such records shall promptly be returned to the Company by the Subadviser free from any claim or retention of rights therein; provided however, that the Subadviser may retain copies thereof. Each party to this Agreement shall keep confidential any nonpublic information concerning the other party's (or any Subadviser's) duties hereunder and shall disclose such information only if the non-disclosing party has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information.

9. DURATION OF AGREEMENT. This Agreement shall become effective with respect to the Portfolio on the later of the date of its execution or the date of the commencement of operations of the Portfolio. This Agreement will continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board, provided that in such event such continuance shall also be approved by the vote of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) ("Independent Directors") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

10. REPRESENTATIONS OF SUBADVISER. The Subadviser represents, warrants, and agrees as follows:

   A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

   B. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Company with a copy of such code of ethics, together with evidence of its adoption.

   C. The Subadviser has provided the Adviser and the Company with a copy of its Form ADV as most recently filed with the SEC and hereafter will furnish a copy of its annual amendment to the Adviser.

11. PROVISION OF CERTAIN INFORMATION BY SUBADVISER. The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

   A. The Subadviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

   B. The Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company;

   C. The portfolio manager of a Portfolio changes or there is otherwise a "change in control" (as that phrase is interpreted under the 1940 Act and the Advisers Act) or management of the Subadviser.

12. PROVISION OF CERTAIN INFORMATION BY THE ADVISER. The Adviser will promptly notify the Subadviser in writing of the occurrence of any of the following events:

   A. The Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

   B. The Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company;

   C. A controlling stockholder of the Adviser changes or there is otherwise an actual change in control or management of the Adviser.

13. TERMINATION OF AGREEMENT. Notwithstanding the foregoing, this Agreement may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Portfolio on 60 days prior written notice to the Subadviser. This Agreement may also be terminated by the Adviser: (i) on at least 120 days prior written notice to the Subadviser, without the payment of any penalty; (ii) upon material breach by the Subadviser of any of the representations and warranties, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if the Subadviser becomes unable to discharge its duties and obligations under this Agreement. The Subadviser may terminate this Agreement at any time, without the payment of any penalty, on at least 90 days prior notice to the Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement between the Company and the Adviser.

14. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of such approval.

15. MISCELLANEOUS.

   A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

   B. CAPTIONS. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

   C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties concerning management of the Portfolio and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

   D. INTERPRETATION. Nothing herein contained shall be deemed to require the Company or the Subadviser to take any action contrary to its Articles of Incorporation, By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.

   E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                  ING LIFE INSURANCE AND ANNUITY COMPANY

                  By: /s/  Brian Haendiges
                  Name:  Brian Haendiges
                  Title: Vice President

                  J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LTD.

                  By: /s/  Tracy Simms
                  Name: Tracy Simms
                  Title:  Vice President


                                   APPENDIX A

                                  FEE SCHEDULE

For the services provided by J.P. Morgan Fleming Asset Management (London) Ltd. ("Subadviser") to the following series of ING Partners, Inc., pursuant to the attached Investment Sub-Advisory Agreement, the Adviser will pay the Subadviser a fee, computed daily and payable monthly, based on the average daily net assets of the series at the following annual rates of the average daily net assets of the series:


Series                                   Rate

ING JPMorgan Fleming                  .60% on the first $100 million in assets
International Portfolio               .40% on the next $200 million in assets
                                      .35% on the next $200 million in assets
                                      .30% on all assets over $500 million


If the Adviser or any of its affiliates appoints the Subadviser or any of its affiliates to manage another portfolio(s) following the Subadviser's "EAFE PLUS" investment strategy ("New Portfolio") after January 1, 2003, the assets of the New Portfolio will be aggregated with the assets of the Series in calculating the Subadviser's fee at the above stated rate.